UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

BigBear.ai Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BIGBEAR.AI HOLDINGS, INC.
7950 Jones Branch Drive, McLean, Virginia 22102
NOTICE OF ADJOURNED SPECIAL MEETING OF STOCKHOLDERS
Special Meeting of Stockholders to be Reconvened on April 21, 2026
Dear BigBear.ai Stockholders:
This notice is being provided to you in accordance with Section 222(c) of the Delaware General Corporation Law to inform you of the reconvened Special Meeting of Stockholders (the “Reconvened Special Meeting”) of BigBear.ai Holdings, Inc. (the “Company”) to be held on Tuesday, April 21, 2026, at 2:00 p.m., Eastern Time, at www.virtualshareholdermeeting.com/BBAI2026. This Reconvened Special Meeting was adjourned from the Special Meeting originally convened on December 1, 2025, at 8:00 a.m., Eastern Time and most recently adjourned to March 18, 2026.
The Reconvened Special Meeting will be held in order to:
1.
approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 500,000,000 to 1,000,000,000 (“Proposal 1”).

Stockholders of record at the close of business on March 30, 2026 will be entitled to notice of and to vote at the Reconvened Special Meeting or any continuation, postponement or adjournment thereof. You may submit your proxy online or, by completing, signing, dating and returning the proxy card in the envelope provided. Any stockholder who has already submitted its proxy may revoke such proxy by following the procedures described below at any time prior to or during the Reconvened Special Meeting. Proxies previously submitted will be voted at the Reconvened Special Meeting unless properly revoked, and stockholders who have already submitted a proxy or otherwise voted and who do not wish to change their vote do not need to take any action.
YOUR VOTE IS IMPORTANT, AND WE ASK THAT YOU PLEASE VOTE: “FOR” PROPOSAL 1.
This notice also supplements the definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on October 17, 2025 (as further supplemented, the “Proxy Statement”).
Q: How do I vote?
Beneficial Stockholders. If your shares are held in “street name” through a broker, bank or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Special Meeting at www.virtualshareholdermeeting.com/BBAI2026. You will need to log in by entering your unique 16-digit control number included on your proxy card. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Special Meeting in the following ways:
1.	By Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card enclosed with this Notice and the website; or
2.	By Telephone: You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card enclosed with this Notice; or

3.	By Mail: You can vote by mail by signing, dating and mailing the proxy card enclosed with this Notice.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on April 20, 2026.
Q: Can I change or revoke my proxy after I have submitted my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a registered holder, you may change your vote and revoke your proxy by:
•	sending a written statement to that effect to the attention of our Secretary at our corporate offices, provided such statement is received no later than April 20, 2026;
•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on April 20, 2026;
•	submitting a properly signed proxy card with a later date that is received no later than April 20, 2026;
•	attending the Special Meeting, revoking your proxy and voting again.
If you are a beneficial holder that holds your shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Reconvened Special Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Reconvened Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Reconvened Special Meeting.
Proxies previously submitted will be voted at the Reconvened Special Meeting unless properly revoked, and stockholders who have already submitted a proxy or otherwise voted and who do not wish to change their vote do not need to take any action.
If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor, Sodali & Co., at: (800) 662-5200 (toll-free) or +1 (203) 658-9400 (outside of North America) or by email at BBAI@info.morrowsodali.com.
March 19, 2026
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